EXHIBIT 99.13

June 29, 2001

Citizens Bank of Massachusetts, as Lender and Agent on behalf of itself, HSBC Bank USA and Bank of New Hampshire, N.A.
28 State Street
Boston, Massachusetts 02108

  Re:
  Fifth Amended and Restated Loan Agreement dated as of June 29, 2001 Between Citizens Bank of Massachusetts ("Bank"), Lender and Agent on behalf of itself, HSBC Bank USA and Bank of New Hampshire, N.A. and The J. Jill Group, Inc. ("Borrower") (the "Loan Agreement")

Ladies and Gentlemen:

    Reference is made to the captioned Loan Agreement of even date. We hereby confirm that any representation, warranty or covenant in said Loan Agreement made to you by the Borrower regarding the undersigned including, without limitation, any representation about the undersigned or any covenant that Borrower will cause the undersigned to perform or to refrain from performing any act shall be deemed to be a direct representation, warranty or covenant to you from the undersigned, and you may rely upon same as if such representation, warranty or covenant had been made directly to you from the undersigned.

    Executed as an instrument under seal, to be construed under the laws of The Commonwealth of Massachusetts as of the date set forth above.

Very truly yours,
THE BIRCH POND GROUP, INC.
By:	/s/ DENNIS J. ADOMAITIS
Name:	Dennis J. Adomaitis
Title:	President